Exhibit Index begins on sequential page number: 9


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                   LABORATORY CORPORATION OF AMERICA HOLDINGS
             (Exact name of registrant as specified in its charter)

                  Delaware                                 13-3757370
          (State or other jurisdiction                  (I.R.S. Employer
              of incorporation)                        Identification No.)

          358 South Main Street                               27215
          Burlington, North Carolina 27215                 (Zip Code)

              (Address of principal
                 executive offices)
                             ----------------------

                    LABORATORY CORPORATION OF AMERICA HOLDING
                        1997 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)
                             ----------------------

              Bradford T. Smith              Copy to:
  Executive Vice President, General Counsel,          Brad S. Markoff
     and Corporate Compliance Officer        Smith Helms Mulliss & Moore, L.L.P.
Laboratory Corporation of America Holdings       2800 Two Hannover Square
          358 South Main Street               Raleigh, North Carolina  27601
     Burlington, North Carolina  27215                (919) 755-8700
          (910) 229-1127

            (Name, address and telephone number of agent for service)
                             ----------------------


                         CALCULATION OF REGISTRATION FEE

Title of Securities to be       Amount to be        Proposed Maximum         Proposed Maximum               Amount of
registered                       Registered      Offering Price Per Unit(1) (Aggregate Offering Price(2)  Registration Fee

Common Stock, par value
$0.01 per share.............  3,500,000 shares            $2.66                 $9,310,000                 $2,822


---------------------------
(1) Offering prices vary with the market price of the Registrant's Common Stock but is the lesser of 85% of the fair market value of the Registrant's Common Stock on the Offering Date or the Exercise Date, as defined in the plan.
(2) Computed pursuant to Rule 457(h) under the Securities Act of 1933 (as amended) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant's Common Stock reported on the New York Stock Exchange on December 9, 1996.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents constituting the Prospectus of Laboratory Corporation of America Holdings (the "Registrant" or the "Company") with respect to this Registration Statement in accordance with Rule 428 promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act"), are kept on file at the offices of the Registrant. The Registrant will provide without charge to participants in the Laboratory Corporation of America Holdings 1997 Employee Stock Purchase Plan (the "Plan"), on the written or oral request of any such person, a copy of any or all of the documents constituting the Prospectus. Written requests for such copies should be directed to Employee Benefits Committee, Laboratory Corporation of America Holdings, 358 South Main Street, Burlington, North Carolina 27215. Telephone requests may be directed to
(910) 229-1127.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") (File No. 1-11353) pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and in the Prospectus constituting a part of this Registration Statement:

         a. The Company's Annual Report on Form 10-K for the year ended December 31, 1995;

         b. The description of the Common Stock of the Company included in the Company's Registration Statement on Form 8-B, dated July 1, 1996;

         c. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996, and September 30, 1996;

         d. The Company's Current Reports on Form 8-K, dated February 13, 1996; April 25, 1996; June 27, 1996; August 21, 1996;
                  September 23, 1996; October 24, 1996; November 21, 1996; and December 4, 1996.

         All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such reports and documents.

         For purposes of this registration statement, any statement contained in a report, document or appendix incorporated, or deemed to be incorporated, by reference in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in this registration statement or in any subsequently filed report, document or appendix, which also is or is deemed incorporated by reference, modifies or supersedes such statement in such report, document or appendix. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

         The Registrant will provide without charge to each person to whom the Prospectus constituting a part of this Registration Statement is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein and in the Prospectus by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written requests for such copies should be directed to Employee Benefits Committee, Laboratory Corporation of America Holdings, 358 South Main Street, Burlington, North Carolina 27215. Telephone requests may be directed to (910) 229-1127.

ITEM 4.  DESCRIPTION OF SECURITIES.  Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As authorized by Section 145 of the General Corporation Law of the State of Delaware ("Delaware Corporation Law"), each director and officer of the Company may be indemnified by the Company against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal action or proceeding, that he had no reasonable cause to believe that his conduct was unlawful. If the legal proceeding, however, is by or in the right of the Company, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless a court determines otherwise.

         Article Sixth of the Certificate of Incorporation of the Company provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of his fiduciary duty as a director; provided however, that such clause shall not apply to any liability of a director (i) for any breach of such director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the provisions of Article VII of the Company's By-laws provide that the Company shall indemnify any person entitled to be indemnified to the fullest extent permitted by the Delaware Corporation Law.

         The Company maintains policies of officers' and directors' liability insurance in respect of acts or omissions of current and former officers and directors of the Company, its subsidiaries and "constituent" companies that have been merged into the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.  Not Applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed herewith:

Exhibit No.                                 Description

5.1 Opinion of Smith Helms Mulliss & Moore L.L.P. regarding the legality of the shares of Common Stock being registered

23.1              Consent of Smith Helms Mulliss & Moore L.L.P. (included in
                  Exhibit 5.1)

23.2              Consent of KPMG Peat Marwick LLP

24.1              Power of Attorney of Thomas P. MacMahon

24.2              Power of Attorney of James B. Powell, M.D.

24.3              Power of Attorney of Jean-Luc Belingard

24.4              Power of Attorney of Wendy E. Lane

24.5              Power of Attorney of Robert E. Mittelstaedt, Jr.

24.6              Power of Attorney of David B. Skinner, M.D.

24.7              Power of Attorney of Andrew G. Wallace, M.D.

24.8              Power of Attorney of Wesley R. Elingburg

99.1              Laboratory Corporation of America Holdings 1997 Employee
                  Stock Purchase Plan

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                                    Provided, however, that paragraphs (a)(1)(i)
                           and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
                           Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burlington, State of North Carolina, on December 12, 1996.

                                Laboratory Corporation of America Holdings
                                (Registrant)

                                By: /s/ BRADFORD T. SMITH
                                    Bradford T. Smith
                                    Executive Vice President, General Counsel,
                                    and Corporate Compliance Officer

                           --------------------------

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



                  Name                                        Title                              Date

          /s/ THOMAS P. MAC MAHON*                   Chairman of the Board                       December 12, 1996
-------------------------------------------
                Thomas P. MacMahon


          /s/ JAMES B. POWELL, M.D.*                 President, Chief Executive Officer and      December 12, 1996
------------------------------------------------      Director
                   James B. Powell, M.D.


          /s/ JEAN-LUC BELINGARD*                    Director                                    December 12, 1996
------------------------------------------------
               Jean-Luc Belingard


          /s/ WENDY E. LANE*                         Director                                    December 12, 1996
-----------------------------------------------------
                     Wendy E. Lane


          /s/ ROBERT E. MITTELSTAEDT, JR.*           Director                                    December 12, 1996
-------------------------------------------
                  Robert E. Mittelstaedt, Jr.


          /s/ DAVID B. SKINNER, M.D.*                Director                                    December 12, 1996
--------------------------------------------------
                 David B. Skinner, M.D.


          /s/ ANDREW G. WALLACE, M.D.*               Director                                    December 12, 1996
--------------------------------------------
                  Andrew G. Wallace, M.D.


           /s/ WESLEY R. ELINGBURG*                  Executive Vice President,                   December 12, 1996
-------------------------------------------------
            Wesley R. Elingburg                      Chief Financial Officer, and
                                                     Treasurer

* /s/ BRADFORD T. SMITH
Bradford T. Smith, Attorney-in-fact

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Employee Benefits Committee of the Board of Directors of Laboratory Corporation of America Holdings has duly caused this registration statement to be signed on behalf of the Laboratory Corporation of Amercian Holdings 1997 Employee Stock Purchase Plan by the undersigned, thereunto duly authorized, in the City of Burlington, State of North Carolina, on December 12, 1996.


                                            EMPLOYEE BENEFITS COMMITTEE

                                            /s/ Jean-Luc Belingard
                                            /s/ Wendy E. Lane
                                            /s/ David B. Skinner



* /s/ BRADFORD T. SMITH
  Bradford T. Smith, Attorney-in-fact

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                               -------------------



                                    EXHIBITS
                                   FILED WITH
                                    FORM S-8




                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933



                               -------------------



                            LABORATORY CORPORATION OF
                                AMERICA HOLDINGS

                              Exhibit Index
                                                                           Page

Exhibit No.

5.1 Opinion of Smith Helms Mulliss & Moore L.L.P. regarding the legality of the shares of Common Stock being registered

23.1          Consent of Smith Helms Mulliss & Moore L.L.P. (included in
              Exhibit 5.1)

23.2          Consent of KPMG Peat Marwick LLP

24.1          Power of Attorney of Thomas P. MacMahon

24.2          Power of Attorney of James B. Powell, M.D.

24.3          Power of Attorney of Jean-Luc Belingard

24.4          Power of Attorney of Wendy E. Lane

24.5          Power of Attorney of Robert E. Mittelstaedt, Jr.

24.6          Power of Attorney of David B. Skinner, M.D.

24.7          Power of Attorney of Andrew G. Wallace, M.D.

24.8          Power of Attorney of Wesley R. Elingburg

99.1          Laboratory Corporation of America Holdings 1997 Employee
              Stock Purchase Plan